UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

Ferro Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6060 Parkland Boulevard, Mayfield Heights, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 216-875-5600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 14, 2017, Ferro Corporation (the “Company”) entered into the Credit Agreement (the “Credit Agreement”) with PNC Bank, National Association (“PNC”), as the Administrative Agent, the Collateral Agent and an Issuer, Deutsche Bank AG New York Branch, as the Syndication Agent and an Issuer, the other agents party thereto and various financial institutions as lenders (the “Lenders”). The Credit Agreement replaces the Company’s existing credit facility entered into on July 31, 2014.

The Credit Agreement consists of a $400.0 million secured revolving line of credit with a term of five years, a $357.5 million secured term loan facility with a term of seven years and a €250.0 million secured euro term loan facility with a term of seven years. Under the terms of the Credit Agreement, the Company is entitled, subject to the satisfaction of certain conditions, to request additional commitments under the revolving line of credit or term loans in the aggregate principal amount of up to $250.0 million to the extent that existing or new lenders agree to provide such additional commitments and/or term loans and certain additional debt subject to satisfaction of certain covenant levels.

Certain of the Company’s domestic subsidiaries have guaranteed the Company’s obligations under the Credit Agreement and, pursuant to a Pledge and Security Agreement with PNC, as collateral agent, such obligations are secured by (a) substantially all of the personal property of the Company and those certain domestic subsidiaries and (b) a pledge of 100% of the stock of certain of the Company’s domestic subsidiaries (subject to certain exceptions) and 65% of the stock of certain of the Company’s direct foreign subsidiaries.

The interest rates per annum applicable to loans, other than the euro term loans, under the Credit Agreement will be, at the Company’s option, equal to either a base rate or a Eurocurrency rate (as defined in the Credit Agreement) or with respect to the euro term loans, a EURIBOR rate (as defined in the Credit Agreement) for one-, two-, three- or six-month interest periods chosen by the Company, in each case plus an applicable margin. In the case of the U.S. term loans, 2.50% per annum in the case of the Eurocurrency rate term loans and 1.50% per annum in the case of base-rate term loans, or, in the case of the euro term loans, 2.75% per annum in the case of EURIBOR rate loans. The applicable margin percentage for revolving loans and swingline loans is based on the ratio of (a) the Company’s total consolidated debt outstanding at such time to (b) the Company’s Consolidated EBITDA (as defined in the Credit Agreement) computed for the period of four consecutive fiscal quarters most recently ended. The range of the applicable margin percentage is 1.75% per annum to 2.75% per annum in the case of Eurocurrency rate revolving loans and 0.75% per annum to 1.75% per annum in the case of base-rate revolving loans.

Interest on base-rate loans is payable quarterly, and interest on Eurocurrency rate and EURIBOR rate loans is payable at the end of the applicable Interest Period (as defined in the Credit Agreement). In addition to interest charges, the Company will pay a quarterly commitment fee ranging from 0.25% to 0.45% based on the ratio of (a) the Company’s total consolidated debt outstanding at such time to (b) the Company’s Consolidated EBITDA computed for the period of four consecutive fiscal quarters most recently ended.

The Credit Agreement contains customary restrictive and financial covenants, including covenants regarding the Company’s outstanding indebtedness and, solely with respect to the Revolving Loans (as defined in the Credit Agreement), maximum leverage ratio. The Credit Agreement also contains standard provisions relating to conditions of borrowing. In addition, the Credit Agreement contains customary events of default, including the non-payment of obligations by the Company and the bankruptcy of the Company. If an event of default occurs, all amounts outstanding under the Credit Agreement may be accelerated and become immediately due and payable.

PNC and certain of the agents and Lenders party to the Credit Agreement (and each of their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.

The foregoing is a summary of the material terms and conditions of the Credit Agreement and not a complete description of the Credit Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Credit Agreement attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

On February 14, 2017, the Company issued a press release (the “Press Release”), announcing its entry into the Credit Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of February 14, 2017, among Ferro Corporation, the lenders party thereto, PNC Bank, National Association, as the administrative agent, collateral agent and a letter of credit issuer, Deutsche Bank AG New York Branch, as the syndication agent and as a letter of credit issuer, and the various financial institutions and other persons from time to time party thereto

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

	By:	/s/ Benjamin J. Schlater
	Name:	Benjamin J. Schlater
February 17, 2017	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Credit Agreement, dated as of February 14, 2017, among Ferro Corporation, the lenders party thereto, PNC Bank, National Association, as the administrative agent, collateral agent and a letter of credit issuer, Deutsche Bank AG New York Branch, as the syndication agent and as a letter of credit issuer, and the various financial institutions and other persons from time to time party thereto

99.1	Press Release